December __, 2010

FlatWorld Acquisition Corp.

Palm Grove House, Palm Grove Park

Road Town, Tortola, VG1110, British Virgin Islands

Rodman & Renshaw LLC

1251 Avenue of the Americas, 20th Floor
New York, NY 10020

Re:           Initial Public Offering

Gentlemen:

This letter agreement (the “Agreement”) by the undersigned officer and director of FlatWorld Acquisition Corp. (“Company”) is made in consideration of Rodman & Renshaw LLC (“Rodman”) pursuing an underwritten initial public offering of the securities of the Company (“IPO”).

The undersigned hereby agrees as follows (certain capitalized terms used herein are defined in Paragraph 13 hereof):

1.           Solely in the event the Company solicits its shareholders for approval of a Business Transaction, the undersigned will vote all of his Ordinary Shares, including any IPO Shares acquired in connection with or following the IPO, in favor of such initial Business Transaction.

2.           In the event that the Company fails to consummate a Business Transaction prior to the occurrence of the Termination Event, the undersigned will take all reasonable actions within his power to further the automatic redemption of IPO Shares pursuant to the Company’s amended and restated memorandum and articles of association, pro rata, at a redemption price equal to the amount held in the Trust Account, less taxes and any interest earned on the proceeds placed in the Trust Account that were used for working capital purposes.  In the event of the liquidation of the Trust Account (other than in connection with the consummation of a Business Transaction), the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor or other Person who is owed money by the Company (in excess of the proceeds of the IPO not held in trust at such time) for services rendered to the Company or contracted for or products sold, or by any target business, but only to the extent necessary, pro rata based upon the undersigned’s beneficial ownership interest in FWAC Holdings Limited, a British Virgin Islands business company and sponsor of the Company, to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below $10.20 per share (or $10.146 per share if the underwriter’s over-allotment option is exercised in full); provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any claims against the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.  The undersigned hereby waives: (i) any and all right, title, interest or claim of any kind (“Claim”) in or to any funds in, or distributions from, the Trust Account and (ii) in connection with any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, the right to seek recourse against the Trust Account for any reason whatsoever; provided, however, the undersigned shall be entitled to liquidation distributions if no Business Transaction is consummated in connection with any IPO Shares owned by the undersigned.

3.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other Person or entity, any suitable opportunity to acquire an operating business of which the undersigned, or any company or other entity controlled or managed by the undersigned, becomes aware, until the earlier of: (i) the consummation by the Company of a Business Transaction, (ii) the Termination Event or (iii) such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have; provided, however, if the Company’s management rejects such opportunity, the undersigned shall be free to present such opportunity to any other Person or entity.

4.           The undersigned acknowledges and agrees that the Company will not consummate any Business Transaction with an entity which is Affiliated with the undersigned, or any officer, director, advisor or the sponsor of the Company, unless the Company obtains an opinion from an independent investment banking firm that the Business Transaction is fair to the Company’s unaffiliated shareholders from a financial point of view.

5.           There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of the Company, made to the undersigned, any member of the family of the undersigned, or any Affiliate (directly or indirectly) related to the undersigned, nor shall any such Person accept such compensation, prior to the earlier of consummation of an initial Business Transaction or the Termination Event; provided, however, the undersigned shall be entitled to (a) reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Transaction and (b) certain Affiliates of the undersigned shall be entitled to (i) repayment of an aggregate of $125,000 in non-interest bearing loans made in connection with the IPO and (ii) payment of $7,500 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services beginning on the date of the Registration Statement.  Additionally, the undersigned may, but is not obligated to, loan the Company funds in whatever amount deemed reasonable in the sole discretion of the undersigned and, in exchange for such loan, receive a convertible note or other security from the Company.

6.           The undersigned agrees to be a member of the board of directors, chief executive officer and secretary of the Company until the earlier of: (i) the consummation by the Company of a Business Transaction, (ii) the Termination Event, (iii) the resignation, death or removal of the undersigned or (iv) until the undersigned’s successor is duly appointed and takes office.  The undersigned’s biographical information furnished to the Company and Rodman is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to the rules governing foreign privates issuers.  The undersigned’s questionnaire furnished to the Company and Rodman is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another Person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.           The undersigned has full right and power, without violating any agreement by which he/it is bound, to enter into this Agreement and to serve as a member of the board of directors, chief executive officer and secretary of the Company.

8.           The undersigned hereby waives: (i) in connection with the submission of a Business Transaction to a vote of the Company’s shareholders and (ii) in connection with a tender offer presented to the Company’s shareholders in connection with a Business Transaction, the right to redeem or seek to redeem, tender or seek to tender, or to seek appraisal rights with respect to, all as applicable, any Ordinary Shares then owned by the undersigned, directly or indirectly.  For purposes of clarity nothing contained herein shall prevent the undersigned from redeeming any IPO Shares in connection with the Termination Event or any voluntary redemption by the Company.

9.           This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

10.

This Agreement, including any agreement referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

12.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt or delivery confirmation requested), by hand delivery or facsimile or electronic transmission.

13.           As used herein, (a) “Affiliate” or “Affiliates” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, as trustee or executor, or otherwise, (b) “Business Transaction” means an initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar business transaction with one or more operating businesses or assets, (c) “Insiders” mean all officers, directors and shareholders of the Company immediately prior to the IPO; (d) “IPO Shares” mean all Ordinary Shares issued in the IPO; (e) “Ordinary Shares” mean the ordinary shares, no par value, of the Company, (f) “Person” means any individual or entity, including, but not limited to, all corporations, partnerships and limited liability companies, (g) “Registration Statement” means that certain registration statement of the Company on Form F-1, as amended, relating to the IPO, (h) “Termination Event” means any failure by the Company to consummate a Business Transaction within 21 months from the effective date of its Registration Statement, and (i) “Trust Account” means that certain trust account in which the proceeds of the IPO are deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the Registration Statement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

__________________________